Exhibit 99.1

Investors Louis Alterman 404-748-7650 678-472-3252 altermanlo@corp.earthlink.net Media Michele Sadwick 404-748-7255 404-769-8421 sadwick@corp.earthlink.net

EARTHLINK ANNOUNCES THIRD QUARTER 2011 RESULTS

ATLANTA — October 27, 2011 — EarthLink, Inc. (NASDAQ: ELNK) today announced financial results for its third quarter ended September 30, 2011.  The company also announced that it is raising its full year 2011 Adjusted EBITDA and Operating Cash Flow guidance.

Highlights for the third quarter include:

•                  Net income of $7.5 million or $0.07 per share

•                  Adjusted EBITDA (a non-GAAP measure) of $90.5 million

•                  Operating cash flow (a non-GAAP measure) of $60.0 million

•                  Ending cash and cash equivalents balance of $515.3 million

“Our business is achieving notable improvements each quarter, and we are executing on our integration plans and synergies ahead of schedule. Our focus now includes positioning our business for growth,” explained EarthLink Chairman and Chief Executive Officer Rolla P. Huff.   “We are making a number of investments in network, capabilities and people to execute on that growth strategy, including launching new nationwide integrated products later this quarter and continuing to build out our managed services infrastructure and capabilities.”

Financial and Operating Results

EarthLink reported third quarter 2011 revenue of $357.3 million, a 2% decrease from the prior quarter and a 146% increase from the third quarter of 2010, reflecting the acquisitions of ITC^Deltacom and One Communications.

Business services represented 74% of EarthLink’s total revenue in the third quarter of 2011, as compared to 23% of revenue in the third quarter of 2010. On a pro forma basis,

EarthLink’s business services segment revenues declined 8% versus the third quarter of 2010. This was an improvement from the 9% pro forma decline in the second quarter of 2011 versus the second quarter of 2010.

The company’s consumer segment continues to perform well with broadband services comprising 65% of consumer access revenue in the third quarter of 2011. Subscriber churn in the consumer segment was 2.7% for the seasonally high third quarter of 2011, as compared to 2.6% in the second quarter of 2011 and 3.1% in the third quarter of 2010.

EarthLink’s selling, general and administrative expenses were $108.8 million, or 30% of revenue for the third quarter of 2011.

Profitability and Other Financial Measures

Net income was $7.5 million, or $0.07 per share, in the third quarter of 2011, as compared to $6.5 million, or $0.06 per share, in the second quarter of 2011, and $21.4 million, or $0.20 per share, in the third quarter of 2010.

For the third quarter of 2011, EarthLink reported Adjusted EBITDA (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $90.5 million, as compared to $88.9 million in the second quarter 2011 and $50.9 million in the third quarter of 2010.  The prior year quarter comparison increase reflects the inclusion of Deltacom and One Communications operating results.

Balance Sheet and Cash Flow

EarthLink generated operating cash flow (a non-GAAP measure, see definition in “Non-GAAP Measures” below) of $60.0 million in the third quarter of 2011, as compared to $66.2 million in the second quarter of 2011 and $48.0 million in the year-ago quarter.

As of September 30, 2011, the company reported cash and cash equivalents of $515.3 million, an increase of $24.8 million from the prior quarter ended June 30, 2011. Capital expenditures for the third quarter of 2011 were $30.5 million. Also during the quarter, the company made $5.4 million of dividend payments to shareholders and repurchased 0.5 million shares of common stock at an average price of $6.82 per share. The company repurchased an additional 0.7 million shares of common stock with cash settlement in the first week of October at an average price of $6.47 per share.

Business Outlook

The following statements are forward-looking, and actual results may differ materially.  See comments under “Cautionary Information Regarding Forward-Looking Statements” below.  EarthLink undertakes no obligation to update these statements.

Today EarthLink announced updated guidance that raises its estimates for the full year 2011. Management now expects Adjusted EBITDA of $325 million to $330 million; operating cash flow of $210 million to $225 million; capital expenditures of $105 million to $115 million; and net income of $29 million to $33 million for the full year 2011.

Non-GAAP Measures

Adjusted EBITDA is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs.  Operating cash flow is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation expense,  gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs, less cash used for purchases of property and equipment and purchases of subscriber bases.

Adjusted EBITDA and operating cash flow are non-GAAP financial performance measures.  They should not be considered in isolation or as an alternative to measures determined in accordance with U.S. generally accepted accounting principles.  Please refer to the Consolidated Financial Highlights for a reconciliation of these non-GAAP financial performance measures to the most comparable measures reported in accordance with U.S. generally accepted accounting principles and Footnote 3 of the Consolidated Financial Highlights for a discussion of the presentation, comparability and use of such financial performance measures.

Conference Call for Analysts and Investors

Conference Call Details

Thursday, October 27, 2011, at 8:30 a.m. ET  hosted by EarthLink’s Chairman and Chief Executive Officer Rolla P. Huff, President and Chief Operating Officer Joseph M. Wetzel, and Chief Financial Officer Bradley A. Ferguson.

U.S. and Canada Dial-in Number	800-706-0730
International Dial-in Number	706-634-5173

Participants reference the EarthLink call and dial in 10 minutes prior to scheduled start time.

Webcast

A live Webcast of the conference call will be available at:  http://ir.earthlink.net/index.cfm

Replay

Replay available from 11:30 a.m. ET on October 28 through midnight on November 10, 2011.

To access the replay, dial toll-free 855-859-2056, and enter confirmation code 16319008.

The Webcast will be archived on the company’s website at: http://ir.earthlink.net/events.cfm

About EarthLink

EarthLink, Inc (NASDAQ: ELNK) is a leading provider of Internet Protocol (IP) infrastructure and services to medium-sized and large businesses, enterprise customers, and over 1.6 million customer relationships across the United States. The company has provided Internet access and communications services for decades and has earned an award-winning reputation for both outstanding customer service and product innovation. Their EarthLink Business™ division provides a full complement of voice, data, mobile, cloud hosting and equipment services over a 28,000 mile fiber network and MPLS-based services nationwide. EarthLink Consumer is a leading Internet Service Provider connecting people to the power and possibilities of the Internet. For more information, visit EarthLink’s website www.earthlink.net

Cautionary Information Regarding Forward-Looking Statements

This press release includes “forward-looking” statements (rather than historical facts) that are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include:(1) that we may not be able to execute our business strategy to grow our business services revenue, which could adversely impact our results of operations and cash flows; (2) that we may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (3) that if we do not continue to innovate and provide products and services that are useful to individual subscribers and business customers, we may not remain competitive, and our revenues and operating results could suffer; (4) that the continuing effects of adverse economic conditions could harm our business;  (5) that we face significant competition in the communications industry that could reduce our profitability; (6) that decisions by the Federal Communications Commission relieving ILECs  of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (7) that our wholesale services, including our broadband transport services, will be adversely affected by pricing pressure, network overcapacity, service cancellations and other factors; (8) that our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (9) that we may experience reductions in switched access and reciprocal compensation revenue; (10) that our inability to maintain our network infrastructure, portions of which we do not own, could adversely affect our operating results; (11) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (12) that we may not be able to compete effectively if we are unable to install additional network equipment or convert our network to more advanced technology; (13) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (14) that our failure to implement cost reduction initiatives will adversely affect our results of operations; (15) that we face significant competition in the Internet industry that could reduce our profitability; (16) that our consumer business is dependent on the availability of third-party network service providers; (17) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (18) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (19) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (20) that changes in technology in the Internet access industry could cause a decline in our business; (21) that we may be unable to employ sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us; (22) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (23) that our business depends on effective business support systems and processes; (24) that government regulations could adversely affect our business or force us to change our business practices; (25) that our business may suffer if third parties used for customer service and technical support and certain billing services are unable to provide these services or terminate their relationships with us; (26) that we may not be able to protect our intellectual property; (27) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (28) that if we, or other industry participants, are unable to successfully defend against legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (29) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (30) that we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (31) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (32) that we may reduce, or cease payment of, quarterly cash dividends; (33) that our stock price may be volatile; (34) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; and (35) that provisions of our second restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management.  These risks and uncertainties, as well as other risks and uncertainties that could cause our actual results to differ significantly from management’s expectations, are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2010.

EARTHLINK, INC.

Unaudited Condensed Consolidated Statements Of Operations (1)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011

Revenues	$145,158	$357,290	$455,423	$963,867

Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	55,024	161,327	170,033	429,407
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	41,896	108,827	127,517	295,786
Depreciation and amortization	4,327	46,567	13,652	113,336
Restructuring and acquisition-related costs (2)	1,921	8,966	3,267	24,517
Total operating costs and expenses	103,168	325,687	314,469	863,046

Income from operations	41,990	31,603	140,954	100,821
Gain on investments, net	—	—	572	—
Interest expense and other, net	(5,466)	(22,161)	(16,241)	(54,197)
Income before income taxes	36,524	9,442	125,285	46,624
Income tax provision	(15,139)	(1,937)	(49,113)	(16,208)
Net income	$21,385	$7,505	$76,172	$30,416

Net income per share
Basic	$0.20	$0.07	$0.71	$0.28
Diluted	$0.20	$0.07	$0.70	$0.28

Weighted average common shares outstanding
Basic	108,220	107,794	107,968	108,585
Diluted	109,473	108,523	108,851	109,535

Dividends declared per share	$0.16	$0.05	$0.46	$0.15

EARTHLINK, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	December 31,	September 30,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$242,952	$515,310
Marketable securities	307,814	—
Restricted cash	2,270	1,781
Accounts receivable, net of allowance of $1,182 and $6,417 as of December 31, 2010 and September 30, 2011, respectively	60,216	103,795
Prepaid expenses	12,161	15,960
Deferred income taxes, net	45,661	65,435
Other current assets	14,802	18,087
Total current assets	685,876	720,368
Long-term marketable securities	12,304	—
Property and equipment, net	241,111	384,620
Deferred income taxes, net	189,037	94,976
Purchased intangible assets, net	135,364	297,999
Goodwill	259,046	428,346
Other long-term assets	1,240	22,280
Total assets	$1,523,978	$1,948,589

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,272	$20,881
Accrued payroll and related expenses	18,402	30,978
Accrued interest	8,622	32,712
Other accrued liabilities	67,007	102,571
Deferred revenue	40,921	56,024
Current portion of long-term debt and capital lease obligations	243,069	255,888
Total current liabilities	395,293	499,054

Long-term debt and capital lease obligations	351,251	655,064
Other long-term liabilities	19,566	31,950
Total liabilities	766,110	1,186,068

Stockholders’ equity:
Convertible preferred stock, $0.01 par value, 100,000 shares authorized, 0 shares issued and outstanding as of December 31, 2010 and September 30, 2011	—	—
Common stock, $0.01 par value, 300,000 shares authorized, 191,825 and 195,936 shares issued as of December 31, 2010 and September 30, 2011, respectively, and 108,382 and 107,366 shares outstanding as of December 31, 2010 and September 30, 2011, respectively	1,918	1,959
Additional paid-in capital	2,061,555	2,075,532
Accumulated deficit	(648,235)	(617,819)
Treasury stock, at cost, 83,443 and 88,570 shares as of December 31, 2010 and September 30, 2011, respectively	(657,611)	(697,151)
Accumulated other comprehensive income	241	—
Total stockholders’ equity	757,868	762,521
Total liabilities and stockholders’ equity	$1,523,978	$1,948,589

EARTHLINK, INC.

Reconciliation of Net Income to Adjusted EBITDA (3)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2011	2011

Net income	$21,385	$6,548	$7,505
Interest expense and other, net	5,466	19,076	22,161
Income tax provision	15,139	3,644	1,937
Depreciation and amortization	4,327	45,093	46,567
Stock-based compensation expense	2,704	3,514	3,369
Restructuring and acquisition-related costs (2)	1,921	11,046	8,966
Adjusted EBITDA (3)	$50,942	$88,921	$90,505

EARTHLINK, INC.

Reconciliation of Net Income to Operating Cash Flow (3)

(in thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2010	2011	2011

Net income	$21,385	$6,548	$7,505
Interest expense and other, net	5,466	19,076	22,161
Income tax provision	15,139	3,644	1,937
Depreciation and amortization	4,327	45,093	46,567
Stock-based compensation expense	2,704	3,514	3,369
Restructuring and acquisition-related costs (2)	1,921	11,046	8,966
Purchases of property and equipment	(2,965)	(22,693)	(30,528)
Operating cash flow (3)	$47,977	$66,228	$59,977

EARTHLINK, INC.

Reconciliation of Guidance Provided in Non-GAAP Measures (3)

(in millions)

Year
Ending
December 31,
2011
Net income	$29 - $33
Interest expense and other, net	70
Income tax provision	20 - 21
Depreciation and amortization	163
Stock-based compensation expense	14
Restructuring and acquisition-related costs (2)	29
Adjusted EBITDA (3)	$325 - $330

Year
Ending
December 31,
2011
Net income	$29 - $33
Interest expense and other, net	70
Income tax provision	20 - 21
Depreciation and amortization	163
Stock-based compensation expense	14
Restructuring and acquisition-related costs (2)	29
Purchases of property and equipment	(115) - (105)
Operating cash flow (3)	$210 - $225

EARTHLINK, INC.

Supplemental Financial Data

	September 30,	December 31,	June 30,	September 30,
	2010	2010	2011	2011
	(in thousands)
Balance Sheet Data
Cash and marketable securities	$770,555	$563,070	$490,484	$515,310
Debt (4)	255,791	580,791	880,591	880,591
Stockholders’ equity	764,922	757,868	760,886	762,521

Employee Data
Number of employees at end of period (5)	560	1,870	3,214	3,201

EARTHLINK, INC.

Business Services Operating Metrics

	September 30,	December 31,	June 30,	September 30,
	2010	2010	2011	2011

Legacy EarthLink Business Metrics (6)
Narrowband access subscribers	8,000	7,000	6,000	5,000
Broadband access subscribers	53,000	53,000	52,000	51,000
Web hosting accounts	68,000	66,000	62,000	60,000

EarthLink Business Metrics (7)
Southeast
Total fiber optic route miles (8)	—	16,504	16,504	16,504
Colocations	—	294	296	296
Voice and data switches	—	20	20	20

Northeast
Total fiber optic route miles	—	—	12,253	12,253
Colocations	—	—	620	620
Voice and data switches	—	—	34	34

National
Colocations	—	424	424	424
Voice and data switches	—	—	—	1

Total EarthLink Business (7)
Total fiber optic route miles	—	16,504	28,757	28,757
Colocations	—	718	1,340	1,340
Voice and data switches	—	20	54	55

EARTHLINK, INC.

Consumer Services Operating Metrics

	September 30,	December 31,	June 30,	September 30,
	2010	2010	2011	2011
Consumer Subscriber Detail
Narrowband access subscribers	988,000	932,000	826,000	780,000
Broadband access subscribers	727,000	704,000	652,000	630,000
Total consumer subscribers	1,715,000	1,636,000	1,478,000	1,410,000

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Consumer Subscriber Activity
Subscribers at beginning of period	1,808,000	1,478,000	2,029,000	1,636,000
Gross organic subscriber additions	72,000	49,000	206,000	136,000
Churn	(165,000)	(117,000)	(520,000)	(362,000)
Subscribers at end of period	1,715,000	1,410,000	1,715,000	1,410,000

Consumer Metrics
Average subscribers (9)	1,761,000	1,442,000	1,864,000	1,519,000
ARPU (10)	$21.11	$21.13	$21.19	$21.07
Churn rate (11)	3.1%	2.7%	3.1%	2.7%

EARTHLINK, INC.

Supplemental Schedule of Segment Information (12)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2011	2010	2011
Business Services
Revenues	$33,631	$265,743	$100,027	$675,729
Cost of revenues	20,589	132,718	59,577	339,325
Gross margin	13,042	133,025	40,450	336,404
Segment operating expenses	10,313	82,154	30,019	214,484
Segment income from operations	$2,729	$50,871	$10,431	$121,920

Consumer Services
Revenues	$111,527	$91,547	$355,396	$288,138
Cost of revenues	34,435	28,609	110,456	90,082
Gross margin	77,092	62,938	244,940	198,056
Segment operating expenses	21,243	17,356	66,532	53,877
Segment income from operations	$55,849	$45,582	$178,408	$144,179

Consolidated
Revenues	$145,158	$357,290	$455,423	$963,867
Cost of revenues	55,024	161,327	170,033	429,407
Gross margin	90,134	195,963	285,390	534,460
Direct segment operating expenses	31,556	99,510	96,551	268,361
Segment income from operations	58,578	96,453	188,839	266,099
Stock-based compensation expense	2,704	3,369	7,078	10,454
Depreciation and amortization	4,327	46,567	13,652	113,336
Restructuring and acquisition-related costs (2)	1,921	8,966	3,267	24,517
Other operating expenses	7,636	5,948	23,888	16,971
Income from operations	$41,990	$31,603	$140,954	$100,821

EARTHLINK, INC.

Supplemental Schedule of Revenue Detail

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
	(in thousands)
Business Services
Retail services	$17,072	$218,650	$49,829	$546,075
Wholesale services	8,101	37,228	24,917	98,915
Other	8,458	9,865	25,281	30,739
Total revenues	33,631	265,743	100,027	675,729

Consumer Services
Access services	97,399	78,520	311,149	249,380
Value-added services	14,128	13,027	44,247	38,758
Total revenues	111,527	91,547	355,396	288,138
Total Revenues	$145,158	$357,290	$455,423	$963,867

EARTHLINK, INC.

Footnotes to Consolidated Financial Highlights

(1)   On December 8, 2010, EarthLink completed its acquisition of ITC^DeltaCom, a provider of integrated communications services to customers in the southeastern U.S. On April 1, 2011, EarthLink completed its acquisition of One Communications, a privately-held, multi-regional integrated telecommunications solutions provider serving customers in the Northeast, Mid-Atlantic and Upper Midwest. The results of operations of ITC^DeltaCom and One Communications have been included in EarthLink’s consolidated financial statements since the respective acquisition dates.

(2)   Restructuring and acquisition-related costs consisted of the following for the periods presented (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
Transaction-related costs	$2,000	$325	$2,000	$4,867
Severance and retention	—	3,783	—	13,608
Facility-related costs	—	4,208	—	4,688
Integration-related costs	—	593	—	834
Acquisition-related costs	2,000	8,909	2,000	23,997
Facility exit and restructuring costs	(79)	57	1,267	520
Total restructuring and acquisition-related	$1,921	$8,966	$3,267	$24,517

Acquisition-related costs consist of external costs directly related to EarthLink’s acquisitions, such as advisory, legal, accounting, valuation and other professional fees; employee severance and retention costs; facility-related costs, such as lease termination and asset impairments; and integration-related costs, such as system conversion and rebranding costs.

Facility exit and restructuring costs consist of costs incurred for EarthLink’s restructuring plans. In August 2007, EarthLink adopted a restructuring plan (the “2007 Plan”) to reduce costs and improve the efficiency of the Company’s operations. The 2007 Plan was the result of a comprehensive review of operations within and across the Company’s functions and businesses. Under the 2007 Plan, the Company reduced its workforce by approximately 900 employees, closed office facilities in Orlando, Florida; Knoxville, Tennessee; Harrisburg, Pennsylvania; and San Francisco, California and consolidated its office facilities in Atlanta, Georgia and Pasadena, California. The 2007 Plan was primarily implemented during 2007 and 2008. However, there have been and may continue to be changes in estimates to amounts previously recorded.

(3)   Adjusted EBITDA is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs. Operating cash flow is defined as net income before interest expense and other, net, income taxes, depreciation and amortization, stock-based compensation, gain (loss) on investments, net, impairment of goodwill and intangible assets, and restructuring and acquisition-related costs, less purchases cash used for of property and equipment and purchases of subscriber bases.

Adjusted EBITDA and operating cash flow are non-GAAP measures and are not determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are not indicative of cash provided or used by operating activities and may differ from comparable information provided by other companies, and they should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with U.S. generally accepted accounting principles. These financial performance measures are commonly used in the industry and are presented because EarthLink believes they provide relevant and useful information to investors. EarthLink utilizes these financial performance measures to assess its ability to meet future capital expenditures and working capital requirements. EarthLink also uses these financial performance measures to evaluate the performance of its business, for budget planning purposes and as factors in its employee compensation programs. Management believes that excluding the effects of the items noted above enables investors to better understand and analyze the current period’s results and provides a better measure of comparability.

(4)   Debt represents the principal amount of EarthLink’s Senior Secured Notes, EarthLink’s Convertible Senior Notes and ITC^DeltaCom’s Senior Secured Notes. Below is a summary of the carrying amount of EarthLink’s debt (in thousands):

	Sept. 30,	Dec. 31,	June 30,	Sept. 30,
	2010	2010	2011	2011
EarthLink’s Senior Secured Notes - Principal	—	—	300,000	300,000
EarthLink’s Senior Secured Notes - Discount	—	—	(10,226)	(10,005)
EarthLink’s Convertible Senior Notes - Principal	255,791	255,791	255,791	255,791
EarthLink’s Convertible Senior Notes - Discount	(16,212)	(12,722)	(5,490)	(1,744)
ITC^DeltaCom’s Senior Secured Notes - Principal	—	325,000	324,800	324,800
ITC^DeltaCom’s Senior Secured Notes - Premium	—	26,251	24,189	23,143
Carrying amount of debt	239,579	594,320	889,064	891,985

(5)   Represents full-time equivalents.

(6)   Legacy EarthLink business metrics consist of metrics related to services in EarthLink’s Business Services segment prior to the acquisitions of ITC^DeltaCom and One Communications.

(7)   EarthLink Business metrics consist of metrics related to the acquired New Edge Networks, ITC^DeltaCom and One Communications businesses, which is included in the Business Services segment.

(8)   Includes 12,559 route miles owned or obtained through indefeasible rights to use (IRU) and 3,945 marketed and managed route miles.

(9)   Average subscribers for the three month periods is calculated by averaging the ending monthly subscribers or accounts for the four months preceding and including the end of the period. Average subscribers for the nine month periods is calculated by averaging the ending monthly subscribers or accounts for the ten months preceding and including the end of the period.

(10) ARPU represents the average monthly revenue per user (subscriber). ARPU is computed by dividing average monthly revenue for the period by the average number of subscribers for the period. Average monthly revenue used to calculate ARPU includes recurring service revenue as well as nonrecurring revenues associated with equipment and other one-time charges associated with initiating or discontinuing services.

(11) Churn rate is used to measure the rate at which subscribers discontinue service on a voluntary or involuntary basis.  Churn rate is computed by dividing the average monthly number of subscribers that discontinued service during the period by the average subscribers for the period.

(12) The Company reports segment information along the same lines that its chief executive officer reviews its operating results in assessing performance and allocating resources. The Company operates two reportable segments, Business Services and Consumer Services. The Company’s Business Services segment provides integrated communications services and related value-added services to businesses and communications carriers. These services include data services, including managed IP-based network services and broadband Internet access services; voice services, including local exchange, long-distance and conference calling; mobile data and voice services; and web hosting. The Company’s Consumer Services segment provides Internet access services and related value-added services to individual customers. These services include dial-up and high-speed Internet access and voice-over-Internet protocol services, among others.

EarthLink evaluates performance of its operating segments based on segment income from operations. Segment income from operations includes revenues from external customers, related cost of revenues and operating expenses directly attributable to the segment, which include expenses over which segment managers have direct discretionary control, such as advertising and marketing programs, customer support expenses, site operations expenses, product development expenses, certain technology and facilities expenses, billing operation and provisions for doubtful accounts. Segment income from operations excludes other income and expense items and certain expenses that segment managers do not have discretionary control over. Costs excluded from segment income from operations include various corporate expenses (consisting of certain costs such as corporate management, human resources, finance and legal), depreciation and amortization, stock-based compensation expense, impairment of goodwill and intangible assets and restructuring and acquisition-related costs, as they are not evaluated in the measurement of segment performance.